Exhibit 99.1

www.casipharmaceuticals.com

CASI PHARMACEUTICALS ANNOUNCES STOCK REPURCHASE PROGRAM

ROCKVILLE, MD. and BEIJING, China (December 17th, 2021) CASI Pharmaceuticals, Inc. (Nasdaq: CASI), (the “Company” or “CASI”), a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products, today announced that its board of directors approved a stock repurchase program for the repurchase of up to USD 10 million of the Company’s common stock (and no more than 12,500,000 shares of the Company’s common stock) through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934 and through trading plans established pursuant to Rule 10b5-1 of the Securities Exchange Act. Under any Rule 10b5-1 trading plan the Company might adopt, the Company’s third-party broker, subject to Securities and Exchange Commission regulations regarding certain price, market, volume and timing constraints, would have authority to purchase the Company’s common stock in accordance with the terms of the plan. The actual timing, number and value of shares repurchased under the stock repurchase program will depend on a number of factors, including constraints specified in any Rule 10b5-1 trading plans, price, general business and market conditions, and alternative investment opportunities. The stock repurchase program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time. The Company anticipates funding for this program to come from available corporate funds, including cash on hand and future cash flow.

In making the announcement, Wei-Wu He, Ph.D., CASI’s Chairman, and Chief Executive Officer, commented, “We are committed to delivering value to our shareholders. We are confident in our business model and are well on course to building a leading and innovative pharmaceutical company. CASI's mission is to bring advanced medical solutions to meet the unmet medical needs around the globe. More specifically, we are initially executing a strategy leveraging global innovations to address the unmet needs of China's aging population. We are pleased with continued revenues and pipeline advancements across our hematology/oncology portfolio, illustrating the ongoing execution of our strategy. The Stock Repurchase Program, authorized by our board of directors, demonstrates our confidence in our short-term prospects and long-term growth strategy.”

There is no guarantee as to the number of shares that will be repurchased, and the repurchase program may be extended, suspended, or discontinued at any time without prior notice at the Company’s discretion.

About CASI Pharmaceuticals

CASI Pharmaceuticals, Inc. (NASDAQ: CASI) is a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the United States, and throughout the world. The Company is focused on acquiring, developing, and commercializing products that augment its hematology oncology therapeutic focus as well as other areas of unmet medical need. The Company intends to execute its plan to become a leader by launching medicines in the greater China market leveraging the Company’s China-based regulatory and commercial competencies and its global drug development expertise. The Company’s operations in China are conducted through its wholly-owned subsidiary, CASI Pharmaceuticals (China) Co., Ltd., which is located in Beijing, China. The Company has built a commercial team of more than 100 hematology oncology sales and marketing specialists based in China. More information on CASI is available at www.casipharmaceuticals.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, revenue growth, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of factors.

COMPANY CONTACT:	INVESTOR CONTACT:
CASI Pharmaceuticals, Inc.	Bob Ai
240.864.2643	Solebury Trout
ir@casipharmaceuticals.com	646-389-6658
bai@soleburytrout.com